 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1999.
                                                     REGISTRATION NO. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                          DIGITAL MICROWAVE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                77-0016028
       (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

     170 ROSE ORCHARD WAY, SAN JOSE, CA                    95134
  (Address of Principal Executive Offices)              (Zip Code)

                          DIGITAL MICROWAVE CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                               CHARLES D. KISSNER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          DIGITAL MICROWAVE CORPORATION
                              170 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134
                     (Name and Address of Agent For Service)


                                  408/943-0777
                     (Telephone Number, Including Area Code,
                              of Agent For Service)


                                 With a copy to:
                              Bruce Alan Mann, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                             San Francisco, CA 94105

--------------------------------------------------------------------------------

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum        Proposed Maximum
                                                 Offering Price Per      Aggregate Offering     Amount of
Title of Securities to    Number of shares to    Share                   Price                  Registration Fee
be Registered             be Registered
--------------------------------------------------------------------------------------------------------------------
      Common Stock               300,000               $7.6255              $2,287,650              $635.97
--------------------------------------------------------------------------------------------------------------------

* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Digital Microwave Corporation's Common Stock on the Nasdaq National Market on February 19, 1999.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-11385) relating to the 1994 Stock Incentive Plan (the "1994 Plan") of Digital Microwave Corporation (the "Registrant") and the contents of that Registration Statement, including any future amendments thereto or subsequent filings incorporated therein by reference, are incorporated herein by this reference. The additional securities registered hereby consist of 300,000 shares of the Registrant's Common Stock, par value $0.01 per share, which is reserved for issuance to participants under the 1994 Plan.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

          (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the 1933 Act on September 9, 1998.

          (b) The Registrant's latest Annual Report on Form 10-K and on Form 10-K/A for the fiscal year ended March 31, 1998 filed with the SEC on June 29, 1998 and July 20, 1998, respectively, pursuant to
               Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the SEC on August 14, 1998 pursuant to Section 13(a) of the Exchange Act.

          (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC on November 16, 1998.

          (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998 filed with the SEC on February 16, 1999.

          (f) The Registrant's Current Reports on Form 8-K dated April 3, 1998, July 29, 1998 and October 20, 1998, each filed pursuant to
               Section 13(a) of the Exchange Act.

          (g) The Registrant's Registration Statement No. 0-15895 on Form 8-A filed with the SEC on May 22, 1987, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTOR AND OFFICERS

          The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of his fiduciary duties. However, such exemption from liability does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the Delaware General Corporation Law ("Delaware Law"), nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or knowing violation of law; or (iv) derived an improper personal benefit.

          Pursuant to the provisions of Section 145 of Delaware Law, the Registrant as a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he or she is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement which were reasonably incurred by him or her in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

          The power to indemnify also applies to actions brought by or in the right of the Registrant, but only to the extent of defense and settlement expenses and not to the satisfaction of a judgment or settlement of the claim itself. In such actions, however, no indemnification will be made if there is any adjudication of negligence or misconduct, unless the court, in its discretion, finds that in the light of all the circumstances indemnification should apply.

          To the extent any such person is successful in the defense of the actions referred to above, such person is entitled pursuant to Section 145 of Delaware Law to indemnification as described above. Section 145 also grants the power to advance litigation expenses upon receipt of an undertaking to reply such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

          The Registrant has entered into indemnification agreements with its directors and certain officers which provide for indemnification to the fullest extent permitted by Delaware Law, including Section 145 thereof. The Registrant may also enter into similar agreements from time to time with future directors and/or present or future officers of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

Exhibit  No.         Description
------------         -----------
5.1                  Opinion of Morrison & Foerster LLP as to the legality of
                     the securities being registered.

23.1                 Consent of Arthur Andersen LLP, Independent Public
                     Accountants.

23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1994 Stock Incentive Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 26, 1999.

                                     DIGITAL MICROWAVE CORPORATION



                                     By:   /s/ CHARLES D. KISSNER
                                           -------------------------------------
                                           Charles D. Kissner
                                           Chairman of the Board and
                                           Chief Executive Officer

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Each person whose signature appears below constitutes and appoints Charles D. Kissner and Carl A. Thomsen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                     Title                           Date
---------------------------------------     ------------------------------------    ---------------------

       /s/ CHARLES D. KISSNER
--------------------------------------
         Charles D. Kissner                  Chairman of the Board and               February 26, 1999
                                             Chief Executive Officer


      /s/ RICHARD C. ALBERDING
--------------------------------------
        Richard C. Alberding                 Director                                February 26, 1999


         /s/ PAUL S. BACHOW
--------------------------------------
           Paul S. Bachow                    Director                                February 26, 1999


          /s/ JOHN W. COMBS
--------------------------------------
            John W. Combs                    Director                                February 26, 1999


      /s/ CLIFFORD H. HIGGERSON
--------------------------------------
        Clifford H. Higgerson                Director                                February 26, 1999


         /s/ JAMES D. MEINDL
--------------------------------------
           James D. Meindl                   Director                                February 26, 1999


       /s/ V. FRANK MENDICINO
--------------------------------------
         V. Frank Mendicino                  Director                                February 26, 1999


                                      II-5

              Signature                                     Title                           Date
---------------------------------------     ------------------------------------    ---------------------

         /s/ BILLY B. OLIVER
--------------------------------------
           Billy B. Oliver                   Director                                February 26, 1999


         /s/ HOWARD ORINGER
--------------------------------------
           Howard Oringer                    Director                                February 26, 1999


         /s/ CARL A. THOMSEN
--------------------------------------
           Carl A. Thomsen                   Vice President, Chief Financial         February 26, 1999
                                             Officer and Secretary (Principal
                                             Financial and Accounting Officer)


                                      II-6